SCHEDULE B

TO THE JPMORGAN TRUST II DECLARATION OF TRUST

SERIES AND CLASSES

As of May 21, 2009

Series	Classes

Non-Money Market Funds
JPMorgan Arizona Municipal Bond Fund	A, B, C, Select
JPMorgan Core Bond Fund	A, B, C, Select, Ultra, R2, R5
JPMorgan Core Plus Bond Fund	A, B, C, Select, Ultra, R2, Institutional
JPMorgan Intrepid Mid Cap Fund	A, B, C, Select, Ultra

JPMorgan Diversified Mid Cap Growth Fund (to be renamed JPMorgan Mid Cap Growth Fund on June 26, 2009 or such later date determined by the Trust’s officers if the proposed reorganization with JPMorgan Capital Growth Fund is approved by shareholders)

A, B, C, Select, Ultra, R2
JPMorgan Diversified Mid Cap Value Fund	A, B, C, Select, Ultra
JPMorgan Equity Income Fund	A, B, C, Select
JPMorgan Equity Index Fund	A, B, C, Select
JPMorgan Government Bond Fund	A, B, C, Select, Ultra, R2
JPMorgan High Yield Bond Fund (to be renamed JPMorgan High Yield Fund as of the later of 9/1/2009 or 60 days after notice is provided to shareholders of the name change)	A, B, C, Select, Ultra, R2, R5
JPMorgan Intermediate Bond Fund	A, B, C, Select, Ultra
JPMorgan International Equity Index Fund	A, B, C, Select, R2
JPMorgan Investor Balanced Fund	A, B, C, Select
JPMorgan Investor Conservative Growth Fund	A, B, C, Select
JPMorgan Investor Growth Fund	A, B, C, Select

SCHEDULE B

SERIES AND CLASSES

As of May 21, 2009

Series	Classes

JPMorgan Investor Growth & Income Fund	A, B, C, Select
JPMorgan Kentucky Municipal Bond Fund	A, B, Select
JPMorgan Large Cap Growth Fund	A, B, C, Select, R2, R5
JPMorgan Large Cap Value Fund	A, B, C, Select, R2, R5
JPMorgan Louisiana Municipal Bond Fund	A, B, Select
JPMorgan Market Expansion Index Fund	A, B, C, Select, R2
JPMorgan Michigan Municipal Bond Fund	A, B, C, Select
JPMorgan Mortgage-Backed Securities Fund	A, Select, Ultra
JPMorgan Multi-Cap Market Neutral Fund	A, B, C, Select
JPMorgan Municipal Income Fund	A, B, C, Select
JPMorgan Ohio Municipal Bond Fund	A, B, C, Select
JPMorgan Short Duration Bond Fund	A, B, C, Select, Ultra
JPMorgan Short-Intermediate Municipal Bond Fund (name change from JPMorgan Short Term Municipal Bond Fund effective 4/30/09)	A, B, C, Select, Institutional
JPMorgan Small Cap Growth Fund	A, B, C, Select, Institutional, R2
JPMorgan Small Cap Value Fund	A, B, C, Select, Ultra, R2, R5
JPMorgan Tax Free Bond Fund	A, B, C, Select
JPMorgan Treasury & Agency Fund	A, B, C, Select

SCHEDULE B

SERIES AND CLASSES

As of May 21, 2009

Series	Classes

JPMorgan Ultra Short Duration Bond Fund (name change from JPMorgan Ultra Short Term Bond Fund effective 7/1/06)	A, B, C, Select, Ultra
JPMorgan U.S. Real Estate Fund	A, C, Select, R2, R5
JPMorgan West Virginia Municipal Bond Fund	A, B, Select

Money Market Funds
JPMorgan Liquid Assets Money Market Fund	Capital, Institutional, Agency, Premier, Investor, Morgan, Reserve, B, C, Service, E*TRADE
JPMorgan Michigan Municipal Money Market Fund	Premier, Morgan, Reserve
JPMorgan Municipal Money Market Fund	Institutional, Agency, Premier, Morgan, Reserve, Service, E*TRADE
JPMorgan Ohio Municipal Money Market Fund	Premier, Morgan, Reserve, Service
JPMorgan U.S. Government Money Market Fund	Capital, Institutional, Agency, Premier, Morgan, Reserve, Service, Investor, Direct
JPMorgan U.S. Treasury Plus Money Market Fund	Institutional, Agency, Premier, Investor, Morgan, Reserve, B, C, Service, Direct